
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Currency L.P. and is qualified its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      10,743,691
<SECURITIES>                                         0
<RECEIVABLES>                                1,087,820<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              11,533,649<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                11,533,649<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               422,969<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               207,465
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                215,504
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            215,504
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   215,504
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $38,103 and
subscriptions receivable of $1,049,717.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $297,862.
<F3>Liabilities include redemptions payable of $17,541, accrued brokerage fee of $39,385, accrued management fee of $29,826 and accrued incentive fee of $2,306.
<F4>Total revenue includes realized trading revenue of $634,889, net change in unrealized of $(297,862) and interest income of $85,942.


